                                                            Exhibit 99.3



                            UNITED STATES OF AMERICA
                                   Before the
                        SECURITIES AND EXCHANGE COMMISSION


SECURITIES ACT OF 1933
Release No. 7124/ December 22, 1994

SECURITIES EXCHANGE ACT OF 1934
Release No. 35316/ December 22, 1994

ADMINISTRATIVE PROCEEDING
File No. 3-8579


                                  :
In the Matter of                  :  ORDER INSTITUTING PROCEEDINGS
                                  :  PURSUANT TO SECTION 8A
                                  :  OF THE SECURITIES ACT OF 1933
BT SECURITIES CORPORATION,        :  AND SECTIONS 15(b) AND 21C OF
                                  :  THE SECURITIES EXCHANGE ACT OF
                                  :  1934, AND FINDINGS AND ORDER
                  Respondent.     :  IMPOSING REMEDIAL SANCTIONS
                                  :


                                     I.

      The Securities and Exchange Commission ("Commission") deems it appropriate and in the public interest that public administrative proceedings be, and they hereby are, instituted: (i) pursuant to Section 8A of the Securities Act of 1933 ("Securities Act") to determine whether BT Securities Corporation ("BT Securities") violated Section 17(a) of the Securities Act; (ii) pursuant to Section 21C of the Securities Exchange Act of 1934 ("Exchange Act") to determine whether BT Securities violated
Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, and caused violations of Section 13(a), and Rules 13a-1 and 12b-20 thereunder; and (iii) to determine whether any order should be issued as to BT Securities pursuant to Section 15(b)(4) of the Exchange Act.

                                    II.

      In anticipation of the institution of these administrative proceedings, BT Securities has submitted an Offer of Settlement which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission or to which the Commission is a party, and without admitting or denying the findings set forth herein, BT Securities consents to the entry of the findings and to the imposition of the remedial sanctions set forth below and to the issuance of this Order Instituting Proceedings ("Order").

                                    III.

      The Commission finds the following: 1

A.    RESPONDENT

      Respondent BT Securities is a corporation organized under the laws of the State of Delaware with its principal place of business at 130 Liberty Street, New York, New York. BT Securities is registered with the
Commission as a broker-dealer pursuant to Section 15(b) of the Exchange
Act.

B.    OTHER RELEVANT ENTITIES

      Bankers Trust Company ("Bankers Trust") is a banking corporation organized under the laws of the State of New York with its principal place of business located at 280 Park Avenue, New York, New York. Bankers Trust was the counterparty to each derivative that BT Securities sold to Gibson Greetings, Inc. ("Gibson"). Bankers Trust maintained on its books certain information relating to derivatives transactions with Gibson.

      All of the outstanding stock of both Bankers Trust and BT Securities is owned by Bankers Trust New York Corporation ("BTNY"), a publicly traded bank holding company organized under the laws of the State of New York with its principal place of business located at 280 Park Avenue, New York, New York. For some purposes, the results of operation of Bankers Trust, BT Securities and other companies are reported on a consolidated basis by BTNY. At year-end 1993, BT Securities accounted for 28% of the consolidated assets of BTNY.

      Gibson is a corporation organized under the laws of the State of Delaware with its principal place of business at 2100 Section Road, Cincinnati, Ohio. Gibson's primary business is manufacturing and selling greeting cards and gift wrap in the United States and abroad. The stock of Gibson is registered with the Commission pursuant to Section 12(g) of the Exchange Act and quoted on the Nasdaq stock market.




















     1      The findings herein are solely for the purpose of these
proceedings. These findings are not binding on any other person or entity named as a defendant or respondent in any other proceeding. The Commission's investigation of the matters discussed in this Order is continuing with respect to the conduct of individuals.

C.    FACTS

      This matter involves violations of the reporting and antifraud provisions of the federal securities laws in connectionwith transactions in derivatives sold by BT Securities to Gibson. 2

      1.  Background

      In May 1991, Gibson issued and privately placed $50 million of senior notes with an interest rate of 9.33% and annual serial maturities from 1995 through 2001 ("the notes"). After the issuance of these notes, interest rates declined. Because the notes could not be prepaid for a number of years, Gibson began to explore the possibility of engaging in interest rate swaps to effectively reduce the interest rate paid on the notes. In connection with those efforts, Gibson sought proposals from a number of entities, and eventually decided to purchase derivatives from BT Securities.

      From November 1991 to March 1994, representatives of BT Securities 3 proposed, and Gibson entered into, approximately 29 derivatives trans-actions, including amendments to existing derivatives, and terminations of derivatives or portions thereof. Over time, the derivatives sold to Gibson by BT Securities became increasingly complex, risky and intertwined. Many had leverage factors which caused Gibson's losses to increase dramatically with relatively small changes in interest rates.

      The derivatives that BT Securities sold to Gibson were customized and did not trade in any market. As a result, Bankers Trust used sophisticated computer models to establish values for those derivatives. Such values, as adjusted, were reflected in the financial statements that BTNY, the parent of BT Securities, filed with the Commission. 4 Gibson, however, did not have the














     2      This matter does not involve any finding or conclusion relating to the suitability of the derivative products described herein for Gibson.

     3      The BT Securities' representatives referred to in this Order were primarily the persons responsible for handling the Gibson account.

     4      The value of Bankers Trust's derivatives portfolio, as
reflected on BTNY's 1992 financial statements, was adjusted by general reserves intended to reflect market risk, model risk, operations cost, as well as other valuation considerations, and general credit reserves. These reserves did not reflect any differential between values quoted to Gibson and the computer model value of Gibson's positions.

                                                            (continued....)

expertise or computer models needed to value the derivatives it purchased from BT Securities. Instead, as BT Securities knew, Gibson used the information provided by BT Securities about the value of its derivatives positions to evaluate particular transactions and to prepare its financial statements, which would be included in periodic reports filed with the Commission. 5

      BT Securities has stated that it also quoted prices at which derivatives transactions could be terminated or "torn up." These prices might vary from the computer model values to reflect, among other factors, market conditions, hedging costs, credit concerns, or discounts offered to customers for competitive reasons. Bankers Trust has stated that its policy was that it was willing to execute on the basis of a quoted termination or "tear-up" price. However, in 1993, Bankers Trust tore up only two transactions at prices below the computer model value, and none of the transactions with Gibson, except for the final restructuring transaction in March 1994, were executed at less than computer model values.

      2.  Provision of Inaccurate Valuations to Gibson

      During the period from October 1992 to March 1994, BT Securities' representatives misled Gibson about the value of the company's derivatives positions by providing Gibson with values that significantly understated the magnitude of Gibson's losses. As a result, Gibson remained unaware of the actual extent of its losses from derivatives transactions and continued to purchase derivatives from BT Securities. In addition, the valuations provided by BT Securities' representatives caused Gibson to make material understatements of the company's unrealized losses from derivatives transactions in its 1992 and 1993 notes to financial statements filed with the Commission.

      In a conversation on February 23, 1994 taped by an internal



















     4 (...continued)

            On BTNY's 1993 financial statements, the value of Bankers Trust's derivatives portfolio was adjusted by general reserves and by specific reserves intended to reflect the differential between the "quoted values" of positions and the computer model values. With respect to Gibson, the specific reserve reflected 25% of the differential between the computer model value and the "quoted value" of Gibson's position at the end of November 1993.


     5      As a public company whose securities are registered with the
Commission, Gibson was required, by rules promulgated under Section 13(a) of the Exchange Act, to file with the Commission annual and periodic reports that included accurate annual and quarterly financial statements.

BT Securities taping system, a BT Securities managing director discussed the "differential" between the computer model value of Gibson's positions and the valuation provided to Gibson:

            I think that we should use this [a downward market price movement] as an opportunity. We should just call [the Gibson contact], and maybe chip away at the differential a little more. I mean we told him $8.1 million when the real number was
            14.  So now if the real number is 16, we'll tell him that it is
            11. You know, just slowly chip away at that differential between what it really is and what we're telling him.

Later the same day, the managing director stated, in response to a question about whether he intended to provide Gibson with values for its positions that day:

            I want to. And the reason is that ... the problem is that we are too far away between what he thinks it is and what reality
            is....

            And, you know, if this continues on and on like this, we're going to have to start unwinding. And I don't think that we want to be in a position of unwinding something that's worth, I'm exaggerating, but worth 20 million, and he thinks it's 11 [million]. You know, we gotta try and close that gap. And I think that on days where there's a big move, it's an opportunity to close the gap....

            [I]f the market hadn't changed at all, or was just kind of dottering around within a couple of ticks, then you know, there's nothing that we can really say. He is going to keep thinking that it is around 8.1 [million], when it is really 14
            [million]....

            You know, which is what it was yesterday. But when there's a big move, you know, if the market backs up like this, and he is down another 1.3, we can tell him he is down another 2. And vice versa. If the market really rallies like crazy, and he's made back a couple of million dollars, you can say you have only made back a half a million.

      On two occasions when Gibson sought valuations for the specific purpose of preparing its financial statements, representatives of BT Securities provided Gibson with valuations that differed by more than 50% from the value generated by the computer model and recorded on Bankers Trust's books. In early February 1993, Gibson asked representatives of BT Securities for the value of its derivatives as of December 31, 1992 and stated that the information would be used in preparing Gibson's 1992 year-end financial statements. As of December 31, 1992, Bankers Trust's books reflected a negative value of $2,129,209 for Gibson's derivatives positions. BT Securities, however, provided Gibson with a "mark-to-market" value for the derivatives positions of a negative $1,025,000, a difference of $1,104,209, or 52%.

      The next fiscal year, in a letter dated December 31, 1993, Gibson asked representatives of BT Securities to provide Gibson with the value of Gibson's derivatives as of that date to use in preparing Gibson's 1993 year-end financial statements. As of December 31, 1993, Bankers Trust's books reflected a negative value of $7,470,886 for Gibson's derivatives positions. Representatives of BT Securities, however, provided Gibson with a "mark-to-market" value for the derivatives positions of a negative $2,900,000, a difference of $4,570,886, or 61%.

      3.  Offer and Sale of Securities to Gibson

      Certain of the derivatives that BT Securities sold to Gibson were securities within the meaning of the federal securities laws. BT
Securities' representatives made material misrepresentations and omissions in the offer and sale of these securities.

            a.  Treasury-Linked Swap

      On February 19, 1993, BT Securities sold Gibson a derivative transaction sometimes referred to as the "Treasury-Linked Swap." 6



















     6      While called a swap, the Treasury-Linked Swap was in actuality a cash-settled put option that was written by Gibson and based initially on the "spread" between the price of the 7.625% 30-year U.S. Treasury security maturing on November 15, 2022 and the arithmetic average of the bid and offered yields of the most recently auctioned obligation of a two-year Treasury note. The option was based on a notional amount of $30 million. Because the Treasury-Linked Swap related to securities that are direct obligations of the United States and satisfied the other requirements set forth in Exchange Act Rule 3a12-7, the Treasury-Linked Swap was an "exempted security," as defined in Section 3(a)(12) of the Exchange Act.
As a result, any dealer that restricts its securities activities to transactions involving this product and other exempted securities would not be required to be registered as a broker-dealer under Section 15 of the Exchange Act. In addition, the Treasury-Linked Swap was an option on a group or index of government securities. Accordingly, the Treasury-Linked Swap would not fall within the definition of government security set forth in Section 3(a)(42)(D) of the Exchange Act. As a result, any dealer that
                                                            (continued...)

The Treasury-Linked Swap was within the class of options that are securities, within the meaning of the federal securities laws. During late January and early February 1993, immediately before selling the Treasury-Linked Swap to Gibson, BT Securities provided Gibson with four different proposals for restructuring a derivative position held by the company known as the Ratio Swap. In connection with one of those proposals, they represented to Gibson that the Ratio Swap had a negative value to Gibson of $1,000,000.

      By mid-February 1993, according to Bankers Trust's own books, the value of the Ratio Swap had improved to a negative value of $138,000 to Gibson. However, BT Securities' representatives failed to inform Gibson of this improvement in the value of the Ratio Swap. Unaware of this information, Gibson entered into the Treasury-Linked Swap on February 19, 1993 as a means of reducing the risk on the Ratio Swap.

      The Treasury-Linked Swap had a term of eight months. Under the terms of the transaction, Gibson was required to pay the London Interbank Offered Rate ("LIBOR") and would receive LIBOR, plus 200 basis points, on a $30 million notional amount (the amount used to determine the periodic payments between the counterparties). At maturity, Gibson was required to pay Bankers Trust $30 million, and Bankers Trust would pay the lesser of $30.6 million or an amount determined by the following formula:

                  103 x 2-yr. Treasury yield
$30,000,000 x 1 -         4.88%              - 30-yr. Treasury price
                          100

      In return for entering into the Treasury-Linked Swap, the maturity of the Ratio Swap was shortened from five years to four years. On
February 19, 1993, the day Gibson entered into the Treasury-Linked Swap, Bankers Trust's own books and computer models indicated that the fifth year of the Ratio Swap had a negative value to Gibson of $851,700. At the time, BT Securities' representatives knew that Gibson would incur a loss of $2.1 million, composed of an unrealized loss and transactional charges, built into the structure of the Treasury-Linked Swap.

      BT Securities proposed, and Gibson entered into, five amendments to the Treasury-Linked Swap. Each of the amendments




















     6 (...continued)

restricts its securities activities to transactions involving this product and other exempted securities (other than government securities) would not be required to register either as a broker-dealer under Section 15 of the Exchange Act or as a government securities dealer under Section 15C of the Exchange Act. was a security within the meaning of the federal securities laws. Each amendment was proposed by BT Securities as a way to improve Gibson's derivatives positions. In connection with entering into the amendments, representatives of BT Securities misled Gibson and, accordingly, Gibson sustained unrealized losses of approximately $2 million.

            b.  Knock-Out Call Option

      On June 10, 1993, BT Securities sold Gibson another derivative transaction sometimes referred to as the "Knock-Out Call Option." 7 The Knock-Out Call Option was an option on a security and, thus, was a security within the meaning of the federal securities laws.

      BT Securities' representatives marketed the Knock-Out Call Option to Gibson as part of a strategy to reduce Gibson's exposure on the Treasury-Linked Swap, described above, by reducing its notional amount. The transaction required Bankers Trust to pay Gibson on settlement date an amount calculated as follows:

      (6.876% - Yield at Maturity of 30-year Treasury security) x
      12.5 x $25,000,000.

If at any time during the life of the Knock-Out Call Option, the yield on the 30-year U.S. Treasury security dropped below 6.48%, the option expired, or was "knocked out," and became worthless. The option was not exercisable until maturity.

      During the summer of 1993, the yield on the 30-year U.S. Treasury security began to decline, increasing the Knock-Out Call Option's potential payout but also increasing the likelihood that the option would expire worthless. BT Securities thereafter





















     7      The Knock-Out Call Option was a European-style, cash-settled call option that was written by BT Securities and had a return based on the yield of the 7.125% 30-year U.S. Treasury security maturing February 15, 2023. The option was based on a notional amount of $25 million. Because the Knock-Out Call Option related to a security that is a direct obligation of the United States and satisfied the other requirements set forth in Exchange Act Rule 3a12-7, the Knock-Out Call Option was an "exempted security," as defined in Section 3(a)(12) of the Exchange Act. As a result, any dealer that restricts its securities activities to transactions involving this product and other exempted securities would not be required to register as a broker-dealer under Section 15 of the Exchange Act. Also, the Knock-Out Call Option was an option on a government security and, therefore, would be a government security within the definition set forth in Section 3(a)(42)(D) of the Exchange Act.

proposed, and Gibson entered into, a number of amendments to the Knock-Out Call Option. Each of the amendments to the Knock-Out Call Option was a security within the meaning of the federal securities laws.

      On August 4, 1993, Gibson agreed to enter into an interest rate swap known as the Time Swap. As part of the transaction, Gibson agreed to terminate another interest rate swap, and BT Securities agreed to lower the knock-out barrier on the Knock-Out Call Option. BT Securities' represen-tatives had proposed that Gibson enter into the transactions to preserve an opportunity for "substantial" gain. BT Securities'representatives knew that, asa result of amending the Knock-Out Call Option in this fashion, Gibson would sustain approximately $1.4 million in unrealized losses built into the structure of the Time Swap, but failed to disclose that information to Gibson. The cost of entering into the Time Swap was almost equal to Gibson's maximum possible profit on the Knock-Out Call Option.

      Approximately one week later, as the yield on the 30-year U.S. Treasury security continued to decline, BT Securities' representatives proposed that Gibson again lower the knock-out barrier of the Knock-Out Call Option, this time in exchange for adjusting the leverage factor in the Time Swap. On August 12, 1993, Gibson accepted the proposal and entered into an amendment of the Knock-Out Call Option and increased the leverage factor in the Time Swap. By entering into this amendment, Gibson unknowingly sustained unrealized losses of approximately $89,000, which were built into the structure of the amendment at the time it was entered into.

      Several weeks later, BT Securities' representatives proposed that Gibson enter into yet another amendment to the Knock-Out Call Option, in exchange for restructuring the Time Swap. A BT Securities' representative told Gibson that the Time Swap "continues to look pretty good." In fact, at that time, the Time Swap held a substantial negative value to Gibson.

      Gibson agreed to purchase the amendment to the Knock-Out Call Option's barrier on August 26, 1993 by entering into another amendment to the Time Swap. By entering into this amendment, Gibson unknowingly incurred a loss of approximately $578,000, composed of an unrealized loss and transactional charges, built into the structure of the amendment at the time it was entered into. The next day Gibson agreed to terminate the Knock-Out Call Option and was paid $475,000 by Bankers Trust. In the three amendments to the Knock-Out Call Option, Gibson unknowingly incurred unrealized losses of $3 million built into the structure of the Time Swap. In comparison, the maximum possible payout of the Knock-Out Call Option never exceeded $2.3 million.

      4.  Failure to Supervise

      The combination of Gibson's frequent trades on terms favorable to Bankers Trust made Gibson a particularly lucrative customer for BT Securities. During 1993 alone, the BT Securities managing director dealing with Gibson generated approximately $8 million in derivatives revenues from Gibson, out of a total of approximately $20 million from all of his derivatives customers that year. And BT Securities generated overall revenues of approximately $13 million from these transactions with Gibson.

      BT Securities' managing director for the Gibson account told his supervisor in February 1994 that "from the very beginning, [Gibson] just, you know, really put themselves in our hands like 96% . . . And we have known that from day one." The managing director also told the Bankers Trust relationship officer responsible for the Gibson account that "these guys [Gibson] have done some pretty wild stuff. And you know, they probably do not understand it quite as well as they should. I think that they have a pretty good understanding of it, but not perfect.
And that's like perfect for us."

      Despite the volume of BT Securities' transactions with Gibson and their profitability, BT Securities did not take steps to determine whether it was providing Gibson with information that accurately reflected the value of its positions. In fact, for more than one year, BT Securities' representatives provided Gibson with valuations substantially more favorable to Gibson than the values contained on Bankers Trust books and generated by its computer models. Although these valuations were not provided to Gibson, they were incorporated in the filings made with the Commission by BTNY, the parent of BT Securities.

D.  LEGAL DISCUSSION

      1.    Causing Misstatements by Gibson in Financial Statements

      As set forth above, representatives of BT Securities provided Gibson with valuations which materially understated Gibson's losses from derivatives transactions. On two occasions, Gibson asked representatives of BT Securities to provide such valuations to assist it in preparing year-end financial statements. On both occasions, BT Securities provided Gibson with valuations which were over 50% below the value of those positions reflected on Bankers Trust's books. BT Securities' representatives knew that the numbers they were giving Gibson understated Gibson's unrealized losses and would be used to prepare financial statements that would be filed with the Commission. However, those representatives never informed Gibson that the numbers they had provided did not accurately reflect the value of Gibson's positions. As a result, Gibson used the values in its financial statements, and those statements materially understated the company's losses from derivatives activities. Accordingly, BT Securities caused violations of Section 13(a) of the Exchange Act and Rules 13a-1 and 12b-20 thereunder.

      2.    Offer and Sale of Securities

      As discussed above, the Treasury-Linked Swap, the Knock-Out Call Option, and the amendments to these derivatives, were securities under the federal securities laws. BT Securities engaged in material misrepresentations and omissions in its offer and sale of these derivative securities to Gibson. In offering and selling these securities, as set forth above, BT Securities violated Section 17(a) of the Securities Act,
Section 10(b) of the Exchange Act and Rule 1Ob-5. As a result, Gibson engaged in a series of derivatives transactions to BT Securities' financial advantage.

      3.    Failure to Supervise

      Section 15(b)(4)(E) of the Exchange Act authorizes the Commission to impose sanctions against a broker-dealer if the firm has "failed reasonably to supervise, with a view to preventing violations of federal securities laws, another person who commits such a violation, if such other person is subject to his supervision."

      BT Securities failed to take reasonable steps to supervise its representatives. BT Securities had no procedure that could reasonably be expected to prevent or detect the violative conduct described herein.
BT Securities' procedures allowed its representatives to engage in a practice of providing Gibson with values that materially understated Gibson's unrealized losses. The valuations were provided to a public company, Gibson, with knowledge that they would materially affect its financial statements filed with the Commission and relied on by the investing public. The valuations were created by and provided to Gibson by BT Securities' marketers who had an interest in having Gibson engage in derivatives transactions. In such circumstances, BT Securities failed reasonably to supervise with a view to preventing violations of the federal securities laws.

                                    IV.

                                  FINDINGS

      Based on the foregoing, the Commission finds that BT Securities willfully violated Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, and that BT Securities caused violations of Section 13(a) of the Exchange Act, and Rules 13a-1 and 12b-20 thereunder.

                                     V.

                            OFFER OF SETTLEMENT

      BT Securities has submitted an Offer of Settlement in which, without admitting or denying the findings herein, it consents to the Commission's issuance of this Order, which makes findings, as set forth above, and orders BT Securities to permanently cease and desist from committing or causing any violation or future violation of Section 17(a) of the Securities Act; and Sections 10(b) and 13(a) of the Exchange Act and
Rules 10b-5, 13a-1 and 12b-20 promulgated thereunder; to pay a penalty of $10 million pursuant to both this Order and the Commodity Futures Trading Commission's ("CFTC") Opinion and Order Accepting Settlement; to retain an outside consultant and to implement the consultant's recommendations concerning Respondent's compliance procedures; and to a censure of BT Securities pursuant to Section 15(b) of the Exchange Act. As set forth in BT Securities' Offer of Settlement, BT Securities undertakes to cooperate fully with Commission staff in preparing for and presenting any civil litigation or administrative proceeding concerning the transactions that are the subject of this Order.

                                    VI.

                                   ORDER

      Accordingly, IT IS HEREBY ORDERED THAT:

      1. BT Securities shall permanently cease and desist from committing or causing any violation or future violation of Section 17(a) of the Securities Act; and Sections 10(b) and 13(a) of the Exchange Act and Rules 1Ob-5, 13a-1 and 12b-20 promulgated thereunder;

      2.    BT Securities shall be, and hereby is, censured;

      3. BT Securities shall pay a civil penalty of $10 million within two business days of the issuance of this Order to the United States Treasury.8 BT Securities shall simultaneously furnish copies of the documents evidencing such payment to the Secretary of the SEC;

      4.    BT Securities shall comply with the following:

            a. BT Securities shall retain at its expense, within 30 days of the entry of this Order, an independent consultant,


















     8      The $10 million paid pursuant to this Order will also satisfy
BT Securities' payment obligation under a related Opinion and Order Accepting Settlement issued by the CFTC.

acceptable to the Commission and to the CFTC, 9 to review and make recommendations concerning (i) BT Securities' compliance policies and procedures related to the marketing, offer, sale, purchase, amendment, termination or valuation of privately negotiated over-the-counter derivative products, (ii) any and all improper conduct engaged in by BT Securities with respect to the marketing, offer, purchase, sale, amendment, termination or valuation of privately negotiated over-the-counter derivative products from January 1991 to the present, and (iii) any disciplinary actions against individuals that may be warranted in view of events or conduct involved in the marketing, offer, purchase, sale, amendment, termination or valuation of privately negotiated over-the-counter derivative products by BT Securities;

            b. BT Securities and its affiliates shall cooperate fully with the consultant, including obtaining the cooperation of BT Securities' employees or other persons under its control. BT Securities shall place no restrictions on the consultant's communications with Commission staff;

            c. BT Securities shall require the consultant, at BT Securities's expense, to prepare a report setting forth his or her findings, analysis and recommendations as to the matters described in paragraph 4a above;

            d. BT Securities shall require the consultant to deliver the report within six months of the issuance of this Order to
(i) BT Securities, (ii) the Boards of BT Securities, Bankers Trust and BTNY, and (iii) Commission staff, which may make such further use thereof as it may in its discretion deem appropriate; and

            e. BT Securities shall adopt all recommendations by the consultant in the report within six months after its issuance, including the recommendations for disciplinary action; provided, however, that as to any of the consultant's recommendations that BT Securities determines is unduly burdensome or impractical, BT Securities may suggest an alternative procedure designed to achieve the same objective, submitted in writing to the consultant and to Commission staff. The consultant shall reasonably evaluate BT Securities' alternative procedure. BT Securities will abide by the


















     9      The CFTC's Opinion and Order Accepting Settlement will contain a similar requirement to retain an independent consultant and to implement the consultant's recommendations concerning Respondent's compliance procedures. Respondent may retain a single consultant acceptable to both the Commission and the CFTC for this purpose, which shall jointly satisfy the requirements of this Commission's Order and the requirements of the CFTC's Opinion and Order Accepting Settlement.

consultant's determination with regard thereto and adopt those recommendations deemed appropriate by the consultant. BT Securities shall, within six months after the issuance of the consultant's report, in a letter to Commission staff, attest to, and set forth the details of, its implementation of the recommendations contained in the report.

By the Commission.



                                          /s/ Jonathan G. Katz
                                          Jonathan G. Katz
                                          Secretary